                                                                     EXHIBIT 1.2

                              REMARKETING AGREEMENT

         REMARKETING AGREEMENT, dated as of September 8, 1995 (the "Remarketing Agreement"), by and between TCI Communications, Inc. (the "Company") and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch").

         WHEREAS, the Company will issue $200,000,000 aggregate principal amount of Remarketed Reset Notes Due September 15, 2010 (the "Notes"), such Notes to be issued under the Indenture, dated as of August 4, 1993, as supplemented and amended by a First Supplemental Indenture, dated as of September 13, 1994 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"); and

         WHEREAS, the Notes are to be initially offered to the public through Merrill Lynch; and

         WHEREAS, the Company has requested Merrill Lynch to act as Rate Agent (as defined in Section 2(a) hereof) and Remarketing Underwriter (as defined in Section 2(a) hereof) in connection with the Notes and as such to perform the services described herein; and

         WHEREAS, Merrill Lynch is willing to act as Rate Agent and Remarketing Underwriter in connection with the Notes and as such to perform such duties on the terms and conditions expressly set forth herein.

         NOW, THEREFORE, for and in consideration of the covenants herein made, and subject to the conditions herein set forth, the parties hereto agree as follows:

         Section 1. Definitions. Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the Notes and/or the Indenture.

         Section 2. Appointment and Obligations of Merrill Lynch. (a) The Company hereby appoints Merrill Lynch and Merrill Lynch hereby accepts such appointment, (i) as the rate agent (the "Rate Agent") of the Company to obtain the rates necessary for the calculation of the New Interest Rate, and (ii) as the exclusive remarketing underwriter (the "Remarketing Underwriter") for the purpose of (x) recommending to the Company the Applicable Treasury Security and the Spread for each Subsequent Interest Period that, in the opinion of the Remarketing Underwriter, will enable the Remarketing Underwriter to remarket, for delivery on the Tender Date, tendered Notes at 100% of the principal amount thereof, (y) if the Company and the Remarketing Underwriter agree on the Applicable Treasury Security and the Spread referred to in (x) above, entering into a remarketing underwriting agreement (the "Remarketing Underwriting Agreement") with the Company, substantially in the form attached hereto as Exhibit A, pursuant to which the Remarketing Underwriter will agree to purchase the Notes tendered by the beneficial owners thereof (the "Beneficial Owners") and remarket such Notes (each such purchase and remarketing being hereinafter referred to as a "Remarketing"),


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and (z) performing such other duties as are assigned to the Remarketing
Underwriter in the Notes and/or the Indenture and/or the applicable Remarketing Underwriting Agreement.

         (b) If at any time either or both of Standard & Poor's Ratings Services and Moody's Investors Services, Inc. do not make available a rating for the Notes required for the Rate Agent to calculate the Alternate Rate, the Rate Agent, after consultation with the Company, shall select one or two, as the case may be, nationally recognized securities rating agencies for such purpose.

         Section 3. Fees and Expenses. The obligations of the Company to pay to the Remarketing Underwriter on each Tender Date the fees set forth in the applicable Remarketing Underwriting Agreement shall survive the termination of this Agreement and remain in full force and effect until all such payments shall have been made in full.

         Section 4. Removal of the Rate Agent and Remarketing Underwriter. With respect to any Subsequent Interest Period, the Company may in its absolute discretion remove the Rate Agent and Remarketing Underwriter by giving notice to the Rate Agent and Remarketing Underwriter prior to 3:00 p.m., New York City time, on the Formula Date applicable thereto, such removal to be effective upon the Company's appointment of a successor Rate Agent and Remarketing Underwriter. In such case, the Company will use its best efforts to appoint a successor Rate Agent and

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Remarketing Underwriter and enter into such a remarketing agreement with such person as soon as reasonably practicable.

         Section 5. Dealing in the Notes. Subject to its compliance with applicable laws and regulations, Merrill Lynch, when acting as a Rate Agent and Remarketing Underwriter or in its individual or any other capacity, may buy, sell, hold and deal in any of the Notes. Merrill Lynch may exercise any vote or join in any action which any beneficial owner of Notes may be entitled to exercise or take with like effect as if it did not act in any capacity hereunder. Merrill Lynch, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

         Section 6. Current Prospectus. In connection with each Remarketing, if and to the extent required by applicable law or regulations or interpretations of the Securities and Exchange Commission in effect at the time of such Remarketing, the Company shall furnish a current prospectus to be used by the Remarketing Underwriter in such Remarketing.

         Section 7. Conditions to Remarketing Underwriter's Obligations. The obligations of the Remarketing Underwriter to purchase and remarket the Notes shall be subject to the terms and conditions of the applicable Remarketing Underwriting Agreement.

         Section 8. Termination of Remarketing Agreement. This Agreement shall terminate as to the Rate Agent and Remarketing

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



Underwriter on the effective date of the removal of such Rate Agent and Remarketing Underwriter pursuant to Section 4 hereof.

         Section 9. Rate Agent's and Remarketing Underwriter's Performance; Duty of Care. The duties and obligations of the Rate Agent and Remarketing Underwriter hereunder shall be determined solely by the express provisions of this Agreement and the Notes and the Indenture and, in the case of the Remarketing Underwriter, the applicable Remarketing Underwriting Agreement.

         Section 10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State.

         Section 11. Term of Agreement. Unless otherwise terminated in accordance with the provisions hereof, this Agreement shall remain in full force and effect from the date hereof until the first day thereafter on which no Notes are outstanding.

         Section 12. Successors and Assigns. The rights and obligations of the Company hereunder may not be assigned or delegated to any other person without the prior written consent of Merrill Lynch. The rights and obligations of Merrill Lynch hereunder may not be assigned or delegated to any other person without the prior written consent of the Company. This Agreement shall inure to the benefit of and be binding upon the Company and Merrill Lynch and their respective successors and assigns. The terms "successors" and "assigns" shall not include any purchaser of any Notes merely because of such purchase.

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

         Section 13. Headings. Section headings have been inserted in this Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provisions of this Agreement.

         Section 14. Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provision of any constitution, statute, rule or public policy or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstances or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

         Section 15. Counterparts. This Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

         Section 16. Amendments. This Agreement may be amended by any instrument in writing signed by each of the parties hereto.

         Section 17. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication or by

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telephone and confirmed in writing. All written notices shall be deemed to be validly given or made, if delivered by hand, when so delivered, or if mailed, when mailed, registered or certified mail, return receipt requested and postage prepaid. All notices by telecommunication (including telephone) shall be deemed to be validly given or made when received. All such notices, requests, consents or other communications shall be addressed as follows: if to the Company, to TCI Communications, Inc., Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-300, Attention: Bernard Schotters, Senior Vice President; and if to Merrill Lynch, to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281-1305, Attention: Debt Syndicate, or to such other address as either of the above shall specify to the other in writing.

         Section 18. Benefit. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or give any person other than the parties hereto any remedy or claim under or by reason of this Agreement or any term, covenant or condition hereof, all of which shall be for the sole and exclusive benefit of the parties.

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



         IN WITNESS WHEREOF, each of the Company and Merrill Lynch has caused this Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.

                                                TCI COMMUNICATIONS, INC.

                                                By /s/ Brendan R. Clouston
                                                   --------------------------
                                                Name:    Brendan R. Clouston
                                                Title:   President and Chief
                                                         Executive Officer

                                                MERRILL LYNCH & CO.
                                                MERRILL LYNCH, PIERCE, FENNER &
                                                  SMITH INCORPORATED

                                                By  /s/ Rob Schmiedeler
                                                   --------------------------
                                                Name:    Rob Schmiedeler
                                                Title:   Vice President

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



                                                                       EXHIBIT A

                       REMARKETING UNDERWRITING AGREEMENT

                 Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated hereby agrees to purchase the Notes described below (the "Notes") that have been tendered by the holders thereof for sale on September 15, _____ (the "Tender Date").

                 It is acknowledged and agreed that the Notes need not be further registered under the Securities Act of 1993, as amended (the "Act"), and that, in connection with the remarketing of the Notes by the Remarketing Underwriter in accordance with the terms of the Agreement, no prospectus meeting the requirements of Section 10 of the Act need be delivered, or filed pursuant to Rule 424 of the Act.

                 It is understood that the Remarketing Underwriter will deliver to purchasers and prospective purchasers, in connection with the remarketing, one or more forms of written communication describing the terms of the Notes (each a "Remarketing Memorandum") the form of each of which shall be delivered to the Company (not less than two Business Days prior to its use) and subject to the approval of the Company prior to its use by the Remarketing Underwriter, which approval shall not be unreasonably withheld.

                 The Remarketing Underwriter shall offer to purchase Notes and purchase validly tendered Notes on the Tender Date in accordance with all applicable laws and regulations and interpretations of the Securities and Exchange Commission.

                 The provisions of Sections 4, 5, 6, 7 and 8 of the attached Underwriting Agreement are incorporated in their entirety into this Agreement and made applicable to the obligations of the Remarketing Underwriter to the extent applicable to any remarketing of the Notes, except as explicitly amended hereby. All references therein to "you" or to the "Underwriters" shall be deemed to refer to the Remarketing Underwriter, all references to "Offered Debt Securities" shall be deemed to refer to the Notes, all references to "the date hereof," "the date of this Agreement" or words of similar effect shall be deemed to refer to the date of this Remarketing Underwriter Agreement, all references to the "Registration Statement" and the "Prospectus" shall be deemed to refer to the registration statement and prospectus, if any, filed with the Securities and Exchange Commission for the purpose of effecting the remarketing of the Notes (except that if no registration statement or prospectus is required to be so filed in connection with such remarketing, the term "Prospectus," for purposes of Sections 5(c), 6 and 7(b)(D)(v) only, shall be deemed to refer to the Remarketing Memorandum used by the Remarketing Underwriter and approved by the Company in connection with the remarketing the Notes, and all references to the "Closing Date" shall be deemed to refer to the Tender Date. For purposes of the fourth paragraph of Section 6 of the attached Underwriting Agreement, amounts paid by the Remarketing Underwriter shall be deemed the "total net proceeds from the offering of the Offered Debt Securities received by the Company".

                 All capitalized terms not otherwise defined in this Agreement have the meanings assigned thereto in the Notes, the form of which is attached hereto.

Remarketing Underwriter                            Merrill Lynch & Co.
and address:                                       Merrill Lynch, Pierce, Fenner & Smith
                                                           Incorporated
                                                   Merrill Lynch World Headquarters
                                                   World Financial Center
                                                   North Tower
                                                   New York, New York  10281-1305

Title of Notes:                                    Remarketed Reset Notes Due September
                                                   15, 2010

Principal Amount of Notes to be purchased:         The aggregate principal amount of all
                                                   Notes tendered for resale
                                                   on the Tender Date.

Title of Note Indenture:                           Indenture, dated as of August 4,
                                                   1993, as amended and supplemented by
                                                   First Supplemental Indenture, dated
                                                   as of September 13, 1994, between TCI
                                                   Communications, Inc. (the "Company")
                                                   and The Bank of New York, as trustee.

Note Trustee:                                      The Bank of New York

Current Ratings:
                                                   ----------------------------------

Certain Terms of the Notes:

         Maturity:                                 September 15, 2010

         Formula Date:                                     ,
                                                   ----- --  ----

         Tender Notice Date:                               ,
                                                   ----- --  ----

         Rate Determination Date:                          ,
                                                   ----- --  ----

         Tender Date:                                      ,
                                                   ----- --  ----

         New Interest Rate:                        As determined by application of the
                                                   Interest Rate Formula on the Rate
                                                   Determination Date.

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
         Interest Rate Formula:

                 Applicable Treasury
                          Security:                _____________________________

                 Spread:                           [Plus/Minus] ______ basis points.

         Interest Payment Dates:                   March 15 and September 15

         Subsequent Interest                       September 15, ____ to September 15, ____
                 Period:

         Redemption Provisions:                    Redeemable as set forth in the
                                                   attached Prospectus Supplement dated
                                                   September 8, 1995.

Beneficial Owner                                   As set forth in the attached
Tender Provisions:                                 Prospectus Supplement dated September
                                                   8, 1995.  In the event that the
                                                   Remarketing Underwriter fails to
                                                   purchase all Notes validly tendered
                                                   for purchase on the Tender Date, then
                                                   the Remarketing Underwriter shall
                                                   promptly notify the Company and the
                                                   Trustee of such failure.

Selection of Shorter                               In the event that (A) the Remarketing
Subsequent Interest                                Underwriter fails to purchase all
Period:                                            Notes validly tendered for purchase
                                                   on the Tender Date for any reason,
                                                   and (B) the Company has not given notice of
                                                   redemption of all of the Notes then
                                                   outstanding in accordance with the
                                                   provisions described in the attached form of
                                                   the Notes, then the Company shall be
                                                   entitled, within three Business Days after
                                                   such Tender Date, to choose a shorter
                                                   Subsequent Interest Period, which Subsequent
                                                   Interest Period shall be deemed to have
                                                   commenced upon the Commencement Date that
                                                   coincides with the Tender Date, and the
                                                   Company shall promptly notify the
                                                   Remarketing Underwriter of such shorter
                                                   Subsequent Interest Period.

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
Indemnity for Excess                               In the event that (A) the Remarketing
Interest and Redemption                            Underwriter fails to purchase all
Expenses:                                          Notes tendered for purchase on the
                                                   Tender Date for  any reason (other than
                                                   failure of any of the conditions to the
                                                   obligations of the Remarketing Underwriter
                                                   contained in Section 7 of the Underwriting
                                                   Agreement and incorporated herein by
                                                   reference or termination of the
                                                   Underwriting Agreement by the Remarketing
                                                   Underwriter pursuant to Section 8 of the
                                                   Underwriting Agreement and incorporated
                                                   herein by reference or by the Company
                                                   without cause), such failure to purchase
                                                   hereinafter referred to as a "Failure",
                                                   and (B) the Company has not given notice
                                                   of redemption of all of the Notes then
                                                   outstanding in accordance with the
                                                   provisions described in the attached
                                                   Prospectus Supplement dated September 8,
                                                   1995, then the Company shall choose a
                                                   Subsequent Interest Period having a term
                                                   of one year and the Remarketing
                                                   Underwriter shall pay to the Company on
                                                   each Interest Payment Date during such
                                                   Subsequent Interest Period an amount equal
                                                   to the excess of (a) the aggregate
                                                   interest payable by the Company on the
                                                   Notes on such Interest Payment Date over
                                                   (b) the aggregate interest that would have
                                                   been payable by the Company on the Notes
                                                   pursuant to the Interest Rate Formula had
                                                   the Failure not occurred.

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



                                                   In the event that (A) a Failure occurs and
                                                   (B) the Company thereafter redeems all of
                                                   the Notes then outstanding (through notice
                                                   given on the first or second Business Day
                                                   following the Tender Date) through a
                                                   refinancing involving the issuance of new
                                                   debt securities (the "New Debt"), then the
                                                   Remarketing Underwriter shall pay to the
                                                   Company (X) the next Business Day
                                                   following such redemption, an amount equal
                                                   to the fees and expenses incurred by the
                                                   Company as a result of such refinancing
                                                   and an amount equal to interest accrued on
                                                   the Notes from the Commencement Date
                                                   coinciding with the Tender Date to the
                                                   date of such redemption, and (Y) subject
                                                   to the following paragraph, on each
                                                   interest payment date in respect of such
                                                   New Debt an amount equal to the excess of
                                                   (a) the lesser of (i) the aggregate
                                                   interest payable on the New Debt on such
                                                   interest payment date calculated at the
                                                   actual interest rate borne by the New Debt
                                                   and (ii) the aggregate interest that would
                                                   be payable on the New Debt on such
                                                   interest payment date if such New Debt
                                                   bore interest at the Alternate Rate for
                                                   the Subsequent Interest Period selected in
                                                   connection with determining the Interest
                                                   Rate Formula, over (b) the aggregate
                                                   interest that would have been payable by
                                                   the Company on the Notes for a period
                                                   equivalent to the interest period ending
                                                   on such interest payment date for the New
                                                   Debt, assuming the interest rate for the
                                                   Notes would have equaled that determined
                                                   pursuant to the Interest Rate Formula.

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
                                                   The obligation of the Remarketing
                                                   Underwriter to pay such indemnity in
                                                   either case shall cease upon the earlier
                                                   to occur of: (a) the first anniversary of
                                                   the Tender Date and (b) the subsequent
                                                   redemption of all Notes outstanding or New
                                                   Debt outstanding, as the case may be,
                                                   through any refinancing of the principal
                                                   amount of all such Notes or New Debt then
                                                   outstanding that results in an actual
                                                   effective interest rate on such principal
                                                   amount that is less than the rate that
                                                   would have been in effect on the Notes but
                                                   for the Failure; provided, however, that
                                                   such cessation of the obligation of the
                                                   Remarketing Underwriter to pay such
                                                   indemnity shall have no effect on the
                                                   obligation of the Remarketing Underwriter
                                                   to so indemnify the Company for such
                                                   amounts owed by the Remarketing
                                                   Underwriter to the Company prior to such
                                                   cessation.

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

Legal Opinion:                                     The opinion required to be delivered
                                                   pursuant to Section 7(b)(D)(iii) of the
                                                   attached Underwriting Agreement shall be
                                                   modified to read in its entirety as
                                                   follows "(iii) the Notes have been duly
                                                   authorized; a single global Note
                                                   registered in the name of CEDE & Co., a
                                                   nominee of The Depository Trust Company
                                                   ("DTC"), has been duly authenticated in
                                                   accordance with the provisions of the Note
                                                   Indenture, paid for and delivered to DTC,
                                                   and constitutes a valid and binding
                                                   obligation of the Company; and the
                                                   Underwriter will acquire the rights of a
                                                   bona fide purchaser (as such terms are
                                                   defined in the Uniform Commercial Code as
                                                   in effect in the State of New York (the
                                                   "UCC") in any portion of the Notes
                                                   transferred to the Underwriter by a prior
                                                   owner thereof as recorded on the books of
                                                   DTC, provided that (i) the portion of the
                                                   Notes transferred is an authorized
                                                   denomination of the Notes, (ii) the
                                                   transfer is recorded on the books of DTC
                                                   by a debit to the transferor's account
                                                   with DTC and a credit to the Underwriter's
                                                   account with DTC, (iii) the Underwriter
                                                   makes payment to such transferor of value
                                                   for such transfer and (iv) the Underwriter
                                                   purchases such interest in good faith and
                                                   without notice of any adverse claim,
                                                   within the meaning of the UCC.

                                                   The opinion required to be delivered
                                                   pursuant to Section 7(c) of the attached
                                                   Underwriting Agreement may be delivered by
                                                   any counsel designated by the Remarketing
                                                   Underwriter and reasonably acceptable to
                                                   the Company.

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

Form of Notes:                                     Global certificate registered in the name
                                                   of the nominee of the depository of the
                                                   Notes, which currently is CEDE & Co.  and
                                                   DTC, respectively.  The beneficial owners
                                                   of the Notes ("Beneficial Owners") are not
                                                   entitled to receive definitive
                                                   certificates representing their Notes.  A
                                                   Beneficial Owner's ownership of a Note
                                                   currently is recorded on or through the
                                                   records of the brokerage firm or other
                                                   entity that is a participant in DTC and
                                                   that maintains such Beneficial Owner's
                                                   account.

Purchase Price:                                    100% of the principal amount of the Notes.
                                                   Payable to DTC for the Beneficial Owners
                                                   of Tendered Notes.

Remarketing fee:                                   ___% of the principal amount of the Notes
                                                   purchased by the Remarketing Underwriter.

                                                   ___% of the principal amount of the Notes
                                                   not tendered for purchase on the Tender
                                                   Date that will remain outstanding after
                                                   the Tender Date.

                                                   Beneficial Owners who have an account at
                                                   the Remarketing Underwriter and tender
                                                   their Notes through such account will not
                                                   be required to pay any fee or commission
                                                   to the Remarketing Underwriter.

Closing Date; Tender Date:                         Baker & Botts, 885 Third Avenue,  New
                                                   York, New York 10017, at 10:00 A.M., New
                                                   York City time, on the Tender Date.

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



                 The foregoing terms are hereby confirmed and agreed to as of this ___ day of __________, _____.

                                           TCI COMMUNICATIONS, INC.

                                           By _________________________________
                                                   Title:

                                           MERRILL LYNCH & CO.
                                           Merrill Lynch, Pierce, Fenner & Smith
                                                       Incorporated

                                           By ________________________________
                                                   Title:

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